Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                        VERMONT FINANCIAL SERVICES CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------

            DELAWARE                                  03-0284445
  (STATE OR OTHER JURISDICTION         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
OF INCORPORATION OR ORGANIZATION)

                   100 MAIN STREET, BRATTLEBORO, VERMONT 05301
                                  802-257-7151
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              --------------------

                   Vermont Federal Bank, FSB Stock Option Plan
                     Eastern Bancorp, Inc. Stock Option Plan
                            (FULL TITLE OF THE PLANS)
                              --------------------

                              JOHN D. HASHAGEN, JR.
                        VERMONT FINANCIAL SERVICES CORP.
                                 100 Main Street
                           Brattleboro, Vermont 05301
                                  802-257-7151
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------

                                    COPY TO:
                             STEPHEN J. COUKOS, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              --------------------

                                                  CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to  Amount to be     Proposed Maximum Offering        Proposed Maximum        Aggregate Amount of
          be Registered(1)             Registered        Price Per Security(2)    Aggregate Offering Price(2)    Registration Fee
------------------------------------  ------------     -------------------------  ---------------------------   -------------------
Common Stock, par value $1.00           9,682 shares          $   5.16                    $    49,959.12           $    15.14
Common Stock, par value $1.00           1,936 shares          $   8.78                    $    16,998.08           $     5.15
Common Stock, par value $1.00          20,333 shares          $   9.03                    $   183,606.99           $    55.64
Common Stock, par value $1.00           9,485 shares          $  13.94                    $   132,220.90           $    40.07
Common Stock, par value $1.00          17,426 shares          $  14.21                    $   247,623.46           $    75.04
Common Stock, par value $1.00         118,366 shares          $  14.72                    $ 1,742,347.52           $   527.98
Common Stock, par value $1.00          21,780 shares          $  18.33                    $   399,227.40           $   120.98
Common Stock, par value $1.00             968 shares          $  21.04                    $    20,366.72           $     6.17
Common Stock, par value $1.00           6,776 shares          $  21.81                    $   147,784.56           $    44.78
Common Stock, par value $1.00          11,390 shares          $  24.52                    $   279,282.80           $    84.63
Common Stock, par value $1.00           7,744 shares          $  25.82                    $   199,950.08           $    60.59
    Total                             225,886 shares                                      $ 3,419,367.63           $ 1,036.17

(1)  Options to purchase  Common Stock under the Vermont  Federal Bank,  FSB Stock Option Plan and the Eastern  Bancorp,  Inc. Stock
     Option Plan were assumed by Vermont  Financial  Services  Corp.  (the  "Company")  pursuant to a certain  Agreement and Plan of
     Reorganization by and among the Company, Eastern Bancorp, Inc. and Vermont Federal Bank, FSB, dated as of November 13, 1996.
(2)  The Proposed  Maximum  Offering  Price Per Share was estimated  pursuant to Rule 457(h) under the Securities Act solely for the purpose of  calculating  the  registration  fee.  With respect to 226,222  shares which are subject to  outstanding  options to purchase  Common Stock under the Vermont Federal Bank, FSB Stock Option Plan and the Eastern  Bancorp,  Inc. Stock Option Plan,
     the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h), under which the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options.

                        VERMONT FINANCIAL SERVICES CORP.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Company with the Securities and Exchange Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

         (c) The description of the Common Stock of the Company contained in the Company's Prospectus dated April 16, 1997 and filed with the Commission pursuant to Rule 424(b) (File No. 333-21023).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

         Article Nine of the Company's Certificate of Incorporation provides that VFSC shall indemnify each person who is or was an officer or director of VFSC to the fullest extent permitted by Section 145 of the DGCL.

         Article Nine of the Company's Certificate of Incorporation states that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect when such breach occurred.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.


Exhibit No.      Description
     4.1         Vermont Federal Bank, FSB Stock Option Plan
     4.2         Eastern Bancorp, Inc. Stock Option Plan
     5.1         Opinion of Sullivan & Worcester LLP
    23.1         Consent of Coopers & Lybrand LLP
    23.2         Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1)
    24           Power of Attorney (included in signature page of this
                 Registration Statement)


Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on June 25, 1997.


                          VERMONT FINANCIAL SERVICES CORP.



                          By: /s/ John D. Hashagen, Jr.
                              Name:  John D. Hashagen, Jr.
                              Title: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint John D. Hashagen, Jr., and Richard O. Madden, and each of them, with full power of substitution, his true and lawful attorneys or attorney in-fact and agent to execute in his name, place or stead, in his capacity as a director or officer or both, as the case may be, of the registrant, any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorney and each of them.

Signature                                       Title                                          Date
---------                                       -----                                          ----


/s/ John D. Hashagen, Jr.                       President, Director and Chief                June 25, 1997
John D. Hashagen, Jr.                             Executive Officer (Principal Executive
                                                  Officer)



/s/ Richard O. Madden                           Executive Vice President,                    June 25, 1997
Richard O. Madden                                 Treasurer and Chief Financial
                                                  Officer (Principal Financial and
                                                  Accounting Officer)


/s/ Anthony F. Abatiell                         Director                                     June 25, 1997
Anthony F. Abatiell


                                                Director                                     June __, 1997
Zane V. Akins



                                                Director                                     June __, 1997
Charles A. Cairns

                                     II - 4





/s/ William P. Cody                             Director                                     June 25, 1997
William P. Cody


                                                Director                                     June __, 1997
Allyn W. Coombs


                                                Director                                     June __, 1997
Beverly G. Davidson


/s/ Philip M. Drumheller                        Director                                     June 25, 1997
Philip M. Drumheller


/s/ James E. Griffin                            Director                                     June 25, 1997
James E. Griffin


                                                Director                                     June __, 1997
Francis L. Lemay


/s/ Kimball E. Mann                             Director                                     June 25, 1997
Kimball E. Mann


/s/ Stephan A. Morse                            Director                                     June 25, 1997
Stephan A. Morse


                                                Director                                     June __, 1997
Roger M. Pike


/s/ Mark W. Richards                            Director                                     June 25, 1997
Mark W. Richards

                                INDEX TO EXHIBITS

Exhibit No.                        Description

4.1          Vermont Federal Bank, FSB Stock Option Plan

4.2          Eastern Bancorp, Inc. Stock Option Plan

5.1          Opinion of Sullivan & Worcester LLP

23.1         Consent of Coopers & Lybrand LLP

23.2         Consent of Sullivan & Worcester LLP (contained in Exhibit 5)

24 Power of Attorney (included in signature page of this Registration Statement)




                                     II - 6